Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 30, 2021, except for Note 7,11, 12 and 13 , as to which the date is September 17, 2021, relating to the consolidated financial statements of AutoLotto, Inc. included in the Proxy Statement/Prospectus of Trident Acquisition Corp., which is part of this Registration Statement on Form S-4/A2. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Armanino LLP
Bellevue, Washington

September 17, 2021